UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2016

DIGITAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(415) 738-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 10, 2016, Digital Realty Trust, Inc. held its Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:

Proposal 1. Election of directors, each to serve until the 2017 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualifies.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Dennis E. Singleton	126,150,669	725,479	183,218	10,430,410
Laurence A. Chapman	126,015,507	860,594	183,265	10,430,410
Kathleen Earley	126,064,851	814,402	180,113	10,430,410
Kevin J. Kennedy	126,479,527	396,773	183,066	10,430,410
William G. LaPerch	126,554,656	320,972	183,738	10,430,410
A. William Stein	126,532,674	343,347	183,345	10,430,410
Robert H. Zerbst	126,656,165	222,956	180,245	10,430,410

Proposal 2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
135,751,990	1,553,729	184,057	N/A

Proposal 3. Resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
119,978,483	6,789,437	291,446	10,430,410

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary
Date: May 13, 2016